                                                                   EXHIBIT 10.10

                            STOCK PURCHASE AGREEMENT



                                      AMONG



                           MTI TECHNOLOGY CORPORATION,
                             a Delaware corporation



                             CALDERA SYSTEMS, INC.,
                               a Utah corporation


                                       AND


                             THE CANOPY GROUP, INC.,
                               a Utah corporation






                            Dated as of July 27, 1999


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                                TABLE OF CONTENTS

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1.      DEFINITIONS .......................................................  1

2.      PURCHASE AND SALE OF COMPANY SHARES AND SHAREHOLDER SHARES ........  4
        2.1     Basic Transaction..........................................  4
        2.2     Purchase Price.............................................  4
        2.3     The Closing................................................  5
        2.4     Deliveries at the Closing..................................  5

3.      REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION .........  5
        3.1     Representations and Warranties of the Company..............  5
        3.2     Representations and Warranties of the Shareholder..........  16
        3.3     Representations and Warranties of the Buyer................  17

4.      PRE-CLOSING COVENANTS .............................................  18
        4.1     General ...................................................  18
        4.2     Notices and Consents.......................................  18
        4.3     Operation of Business......................................  18
        4.4     Preservation of Business...................................  18
        4.5     Full Access................................................  19
        4.6     Notice of Developments.....................................  19
        4.7     Exclusivity ...............................................  19

5.      POST-CLOSING COVENANTS ............................................  19
        5.1     General ...................................................  19
        5.2     Consultation...............................................  19
        5.3     Records....................................................  20
        5.4     Observer Rights............................................  20
        5.5     Legends....................................................  20
        5.6     Distribution and License Agreement.........................  21

6.      CONDITIONS TO OBLIGATION TO CLOSE..................................  21
        6.1     Conditions to Obligation of the Buyer......................  21
        6.2     Conditions to Obligation of the Company and Shareholder....  22

7.      REMEDIES FOR BREACHES OF THIS AGREEMENT............................  23
        7.1     Survival of Representations and Warranties.................  23
        7.2     Indemnification Provisions for Benefit of the Buyer........  23
        7.3     Indemnification Provisions for Benefit of the Company and
                Shareholder................................................  24
        7.4     Matters Involving Third Parties............................  24
        7.5     Determination of Adverse Consequences......................  25
        7.6     Recoupment Against Purchase Price..........................  26
        7.7     Other Indemnification Provisions...........................  26
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8.      TAX MATTERS........................................................  27
        8.1     Certain Taxes..............................................  27

9.      TERMINATION........................................................  27
        9.1     Termination of Agreement...................................  27
        9.2     Effect of Termination......................................  27

10.     MISCELLANEOUS .....................................................  28
        10.1    Press Releases and Public Announcements....................  28
        10.2    No Third-Party Beneficiaries...............................  28
        10.3    Entire Agreement...........................................  28
        10.4    Succession and Assignment..................................  28
        10.5    Counterparts...............................................  28
        10.6    Headings...................................................  28
        10.7    Notices....................................................  28
        10.8    Governing Law..............................................  29
        10.9    Amendments and Waivers.....................................  29
        10.10   Severability...............................................  30
        10.11   Expenses...................................................  30
        10.12   Construction...............................................  30
        10.13   Incorporation of Exhibits, Annexes, and Schedules..........  30
        10.14   Specific Performance.......................................  30
        10.15   Submission to Jurisdiction.................................  30
        10.16   Confidentiality............................................  31
        10.17   California Corporate State Securities Law..................  31


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Exhibit "A" -- Historical Financial Statements

Exhibit "B" -- Form of Opinion of Counsel to the Company

Exhibit "C" -- Form of Investors Rights Agreement

Exhibit "D" -- Distribution and License Agreement

Annex I -- Disclosure Schedule of Exceptions to the Company and its Subsidiaries
              Representations and Warranties Concerning the Transaction

Annex II -- Exceptions to the Shareholder's Representations and Warranties
               Concerning the Transaction

Annex III -- Exceptions to the Buyer's Representations and Warranties Concerning
                the Transaction


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
                            STOCK PURCHASE AGREEMENT

      Agreement entered into as of July 27, 1999, by and among MTI Technology Corporation, a Delaware corporation (the "Buyer"), Caldera Systems, Inc., a Utah corporation (the "Company"), and The Canopy Group, Inc., a Utah corporation (the "Shareholder"). The Buyer, the Company and the Shareholder are referred to collectively herein as the "Parties."

      A. The Company has 50,000,000 shares of authorized common stock, 16,000,000 of which are issued and outstanding.

      B. The Shareholder owns sixteen million (16,000,000) shares of the outstanding capital stock of the Company.

      C. Buyer desires to acquire an aggregate of 25% of the issued and outstanding capital stock of the Company, calculated immediately following the closing of the transactions contemplated hereunder.

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

      1 . Definitions.

            "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

            "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

            "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

            "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

            "Applicable Rate" means the prime rate of interest publicly announced from time to time by The Wall Street Journal plus 1% per annum.

            "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

            "Buyer" has the meaning set forth in the preface above.

            "Closing" has the meaning set forth in Section 2.3 below.

            "Closing Date" has the meaning set forth in Section 2.3 below.


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            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" has the meaning set forth in the preface above.

            "Company Share" means any of the 5,333,333 shares of Common Stock, no par value, of the Company that the Buyer is purchasing from the Company as contemplated in this Agreement.

            "Confidential Information" has the meaning set forth in Section
10.16 below.

            "Deductible" has the meaning set forth in Section 7.2 below.

            "Deferred Intercompany Transaction" has the meaning set forth in Reg. Section 1.1502-13.

            "Disclosure Schedule" has the meaning set forth in Section 3.1 below.

            "Distribution and License Agreement" shall mean the reciprocal Distribution and License Agreement identified in Sections 5.6 and 6.1(k) below.

            "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

            "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

            "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(l).

            "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Excess Loss Account" has the meaning set forth in Reg. Section 1.1502-19.

            "Fiduciary" has the meaning set forth in ERISA Section 3(21).

            "Financial Statement" has the meaning set forth in Section 3.1(h) below.

            "Final Distribution" has the meaning set forth in Section 2.2 below.


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            "GAAP" means United States generally accepted accounting principles as in effect from time to time.

            "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Indemnified Party" has the meaning set forth in Section 7.4 below.

            "Indemnifying Party" has the meaning set forth in Section 7.4 below.

            "Informed Party" has the meaning set forth in Section 10.16 below.

            "Informing Party" has the meaning set forth in Section 10.16 below.

            "Initial Distribution" has the meaning set forth in Section 2.2 below.

            "Intellectual Property" means (a) patent rights, patent applications, and patents, and reissuances, continuations, continuations-in-part, divisions, extensions, and reexaminations thereof, (b) trademarks, service marks, and trade names, and applications to register trademarks or service marks, and registrations of trademarks and service marks,
(c) copyrights, and all applications to register copyrights, and all registrations of copyrights, and renewals thereof, (d) trade secrets and other proprietary rights, and (e) any other intellectual property.

            "Investors Rights Agreement" means an Investors Rights Agreement between the Company, the Shareholder and Buyer substantially in the form of Exhibit "C."

            "Knowledge" means actual knowledge after reasonable investigation; provided, however, that there is no obligation to conduct intellectual property searches or other intellectual property investigations outside the Company and its subsidiaries.

            "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

            "Millennial Dates" has the meaning set forth in Section 3.1(m)(vi) below.

            "Most Recent Balance Sheet" means the balance sheet at June 23,
1999.

            "Multiemployer Plan" has the meaning set forth in ERISA Section
3(37).

            "Ordinary Course of Business" means the ordinary course of business consistent with past or current custom and practice.

            "Party" has the meaning set forth in the preface above.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

            "Products" has the meaning set forth in Section 3.1(m)(vi) below.

            "Purchase Price" has the meaning set forth in Section 2.2 below.

            "Reduction Notice" has the meaning set forth in Section 7.6(a) below.

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            "Reduction Disputing Notice" has the meaning set forth in Section
7.6(b) below.

            "Reportable Event" has the meaning set forth in ERISA Section 4043.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

            "Subsidiary" means any corporation or other entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or similar governing body (e.g. managers).

            "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

            "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "Third Party Claim" has the meaning set forth in Section 7.4 below.

            "Transactional Agreements" means this Agreement and the Investors Rights Agreement.

            "Year 2000 Compliant" has the meaning set forth in Section 3.1(m)(vi) below.

      2. Purchase and Sale of Company Shares and Shareholder Shares.

            2.1 Basic Transaction.

            On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Company, and the Company agrees to sell to the Buyer, an aggregate of 5,333,333 Company Shares for the consideration specified below in this Section 2.

            2.2 Purchase Price.

            The Buyer agrees to pay to the Company an aggregate of Six Million Dollars ($6,000,000) in consideration for the Company Shares (the "Purchase Price"). The Purchase Price shall be delivered by the Buyer to the Company in three distributions. The Buyer shall deliver

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Three Million Dollars ($3,000,000) to the Company at the Closing (hereinafter the "Initial Distribution"). On the later of (a) the resolution of any pending recoupment pursuant to Section 7.6 or (b) six (6) months after the Closing, the Buyer shall deliver to the Company One Million Five Hundred Thousand Dollars ($1,500,000), plus interest accrued thereon at the Applicable Rate, and less any amounts due Buyer under Section 7 (hereinafter the "Second Distribution"). On the later of (y) the resolution of any pending recoupment pursuant to Section
7.6 or (z) twelve (12) months after the Closing, the Buyer shall deliver to the Company One Million Five Hundred Thousand Dollars ($1,500,000), plus interest accrued thereon at the Applicable Rate, and less any amounts due Buyer under
Section 7, to the Company (hereinafter the "Final Distribution").

            2.3 The Closing.

            The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Morrison & Foerster LLP at 19900 MacArthur Boulevard, Irvine, California, commencing at 9:00 a.m. local time on the later of August 6, 1999 or the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Company may mutually determine (the "Closing Date").

            2.4 Deliveries at the Closing.

            At the Closing, (i) the Company will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6.1 below, (ii) the Buyer will deliver to the Company the various certificates, instruments, and documents referred to in Section 6.2 below, (iii) the Company will deliver to the Buyer stock certificates representing all of the Company Shares, and (iv) the Buyer will deliver to the Company the consideration specified in Section 2.2 above.

      3. Representations and Warranties Concerning the Transaction.

            3.1 Representations and Warranties of the Company and its Subsidiaries.

            The Company represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule delivered by the Company to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"), attached hereto as Annex I. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure
Schedule identifies the exception and the relevant facts with reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

                  (a) Organization, Qualification and Corporate Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing, and in good

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standing under the laws of the jurisdiction of its incorporation. Each of the
Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required (except for any such jurisdiction in which the failure to be so qualified, individually or in the aggregate, would not have a material adverse effect on the Company or any of its Subsidiaries). Each of the Company and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it, except for any such licenses, permits and authorizations, the failure of which to obtain, individually or in the aggregate, would not have a material adverse effect on the Company or any of its Subsidiaries. The Company has delivered to the Buyer correct and complete copies of the charter and bylaws of each of the Company and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Company and its Subsidiaries are correct and complete. None of the Company or any of its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

                  (b) Authorization of Transaction. The Company has full corporate power and authority to execute and deliver this Agreement, the Investors Rights Agreement and the Distribution and License Agreement and to perform its obligations hereunder and thereunder. Each of the Transactional Agreements constitutes the valid and legally binding obligation of the Company, enforceable in accordance with their respective terms and conditions. Except for filings that may be required by applicable state securities laws, the Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transactional Agreements.

                  (c) Noncontravention. Neither the execution and the delivery of the Transactional Agreements, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Company and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Company and its Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Company or any of its Subsidiaries is a party or by which it is bound or to which any of their respective assets are subject (or result in the imposition of any Security Interest upon any of their respective assets).

                  (d) Brokers' Fees. The Company has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (e) Company Shares. The Company Shares have been duly and validly authorized and at the Closing will be duly and validly issued, nonassessable and fully paid, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts,

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
commitments, equities, claims, and demands, except as provided in the Investors Rights Agreement.

                  (f) Title to Assets. The Company and its Subsidiaries have good and marketable title to, or a valid leasehold or license interest in, or other right to use, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. This subsection (f) shall not apply to Intellectual Property or any infringement, misappropriation or violation of Intellectual Property. Any warranty of the Company concerning Intellectual Property is limited to subsections (m) and (p) below.

                  (g) Subsidiaries. Section 3.1(g) of the Disclosure Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation or organization, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. The Company or its Subsidiary holds of record and owns beneficially the number of shares of each Subsidiary of the Company as set forth in Section 3.1(g) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. None of the Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

                  (h) Financial Statements. Attached hereto as Exhibit "A" are the following financial statements (collectively the "Financial Statements"):
(i) unaudited consolidated monthly income statement for November 1998 through April 1999, and the individual monthly statements for such quarter, for the Company and its Subsidiaries; (ii) unaudited balance sheets as of June 23, 1999 for the Company and its Subsidiaries; and (iii) the Company's Business Plan covering operations from November 1, 1999 through October 31, 2001. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and except as to the projection and Business Plan, present fairly the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of the Company and its Subsidiaries (which books and records are correct and complete), subject to normal year-end adjustments (which

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
will not be material individually or in the aggregate) and lack footnotes and other presentation items.

                  (i) Events Subsequent to Most Recent Balance Sheet. Since the date of the Most Recent Balance Sheet, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries. Without limiting the generality of the foregoing, since that date:

                        (i) none of the Company or its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than in the Ordinary Course of Business and in the reasonable business judgment of the Company for a fair consideration;

                        (ii) none of the Company or its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $100,000 or outside the Ordinary Course of Business;

                        (iii) no party (including any of the Company and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $100,000 to which any of the Company and its Subsidiaries is a party or by which any of them is bound;

                        (iv) none of the Company or its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

                        (v) none of the Company or its Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $100,000 or outside the Ordinary Course of Business;

                        (vi) none of the Company or its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $100,000 or outside the Ordinary Course of Business;

                        (vii) none of the Company or its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $250,000 singly or $1,000,000 in the aggregate;

                        (viii) none of the Company or its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                        (ix) none of the Company or its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $100,000 or outside the Ordinary Course of Business;

                        (x) except as set forth in Section 3.1(i)(x) of the Disclosure Schedule, none of the Company or its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

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                        (xi) there has been no change made or authorized in the
      charter or bylaws of any of the Company and its Subsidiaries;

                        (xii) none of the Company or its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                        (xiii) none of the Company or its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                        (xiv) except as set forth on Section 3.1(i)(xiv) of the Disclosure Schedule, none of the Company or its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                        (xv) none of the Company or its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                        (xvi) none of the Company or its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                        (xvii) none of the Company or its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                        (xviii) none of the Company or its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                        (xix) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Company and its Subsidiaries; and

                        (xx) none of the Company or its Subsidiaries has committed to any of the foregoing.

                  (j) Undisclosed Liabilities. None of the Company or its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

                  (k) Legal Compliance. Each of the Company, its Subsidiaries, and their respective predecessors and Affiliates, has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

                  (1) Tax Matters. The Company and its Subsidiaries have filed all Tax Returns that each was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company and any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither of the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company or any of its Subsidiaries imposed by any tax authority.

                        (i) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                        (ii) Neither the Company nor any director or officer (or employee responsible for Tax matters) of any of the Company and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the Company and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the Shareholder, the Company and the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority.

                        (iii) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                        (iv) Neither of the Company nor any of its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither of the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sections 162(m) or 280G. Neither of the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code
      Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company and each of its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Neither of the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement. Neither of the Company nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Shareholder) and
      (B) does not have any Liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. The Company and each of its Subsidiaries is in compliance with the terms and conditions of any applicable Tax exemptions, agreements or orders of any government to which it may be subject or which it may have claimed, and the transaction contemplated by this Agreement will not have any adverse effect on such compliance.

                        (v) The unpaid Taxes of the Company and its Subsidiaries
      (A) did not, as of the date of the Most Recent Balance Sheet, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

                  (m) Intellectual Property. The Company, its Subsidiaries and their products have not infringed and do not infringe the copyrights of any third party. Neither the Company nor its Subsidiaries has misappropriated or is misappropriating any trade secrets or proprietary confidential information of any third party, and the products of the Company and its Subsidiaries do not include or embody any trade secret or proprietary confidential information misappropriated by the Company or its Subsidiaries from any Third Party. To the Knowledge of the Company, each of the Company and its Subsidiaries and their respective products have not infringed and do not infringe any patents, trademarks, service marks, or trade names of any third party. Each item of Intellectual Property owned by or licensed to the Company and its Subsidiaries immediately prior to the Closing hereunder will be owned by or licensed to the Company and the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder (i.e., identical to any applicable terms and conditions immediately prior to the Closing).

                        (i) None of the Company or its Subsidiaries or their directors and officers (and employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation, or violation of Intellectual Property (including any claim that the Company and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Company and its Subsidiaries and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, no third party has infringed, misappropriated, or otherwise violated any Intellectual Property rights of the Company and its Subsidiaries.

                        (ii) Section 3.1(m) of the Disclosure Schedule identifies (a) each patent which has been issued or assigned to the Company and its Subsidiaries, (b) each pending patent application which has been filed by or for the Company and its Subsidiaries, (c) each trademark or service mark registration issued or assigned to the Company and its Subsidiaries, (d) each pending trademark or service mark application which has been filed by or for the Company and its Subsidiaries, (e) each copyright registration issued or assigned to the Company and its Subsidiaries, (f) each pending copyright application which has been filed by or for the Company and its Subsidiaries, and (g) each license which the Company and its Subsidiaries has granted to any third party with respect to any of the Company's Intellectual Property excluding licenses to end users of Company products granted in the Ordinary Course of Business. The Company has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, and licenses (as amended to date). Section 3.1(m) of the Disclosure Schedule also identifies each trade name and each unregistered trademark or service mark used by any of the Company and its Subsidiaries in connection with any of their businesses. With respect to each patent, application, and registration (each an "item") identified in Section 3.1(m) of the Disclosure Schedule:

                              (A) the Company and its Subsidiaries possess all
            right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                              (B) the item is not subject to any outstanding
            injunction, judgment, order, decree, ruling, or charge;

                              (C) no action, suit, proceeding, hearing,
            investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Company, the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                              (D) none of the Company and its Subsidiaries has
            ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                        (iii) Section 3.1(m) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and licenses to any of the Company and its Subsidiaries, excluding licenses to commercially available software products (e.g., Windows, Microsoft Office, etc.) used by any of the Company and its Subsidiaries as an end user. The Company has delivered to the Buyer correct and complete copies of all agreements applicable to such licenses (as amended to date). The term "license" is intended to include "sublicense." With respect to each such license and agreement required to be identified in Section 3.1(m) of the Disclosure Schedule, to the Knowledge of the Company:

                              (A) the license and agreement are legal, valid,
            binding, enforceable, and in full force and effect;

                              (B) the license and agreement will continue to be
            legal, valid, binding, enforceable, and in full force and effect on identical terms on the day immediately following the Closing;

                              (C) no party to the agreement is in breach or
            default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                              (D) no party to the agreement has repudiated any
            provision thereof;

                              (F) the license is not subject to any outstanding
            injunction, judgment, order, decree, ruling, or charge; and

                              (G) no action, suit, proceeding, hearing,
            investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the license or agreement.

                        (iv) To the Knowledge of any of the Company and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries will infringe, misappropriate, or otherwise violate any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                        (v) To the Knowledge of the Company, the Year 2000 Readiness Disclosure as currently published by the Company on its web site is accurate. A copy of this Year 2000 Readiness Disclosure is included in
      Section 3.1(m) of the Disclosure Schedule. The Company makes no other representation or warranty concerning any Year 2000 issue.

                        (vi) Notwithstanding anything in this Agreement to the contrary, this subsection (m) and subsection (p) below are the sole, exclusive and entire representation and warranty of the Company concerning Intellectual Property or any infringement, misappropriation or violation of Intellectual Property. No other representation or warranty in this Agreement shall be construed as applying to Intellectual Property or any infringement, misappropriation or violation of Intellectual Property.

                  (n) Tangible Assets. The Company and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their business as presently conducted and as presently proposed to be conducted.

                  (o) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Company and its Subsidiaries outside the Ordinary Course of Business.

                  (p) Litigation. Section 3.1(p) of the Disclosure Schedule sets forth each instance in which any of the Company and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Company, the directors and officers (and employees with responsibility for litigation matters) of the Company and its Subsidiaries, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.1(p) of the Disclosure Schedule alone or in the aggregate could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Company and its Subsidiaries. None of the Company the directors and officers (and employees with responsibility for litigation matters) of the Company and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Company and its Subsidiaries.

                  (q) Employees. To the Knowledge of the Company, the directors and officers (and employees with responsibility for employment matters) of the Company and its Subsidiaries, no executive, key employee, or group of employees has any plans to terminate employment with any of the Company and its Subsidiaries. None of the Company and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of the Company and its Subsidiaries has committed any unfair labor practice. None of the directors and officers (and employees with responsibility for employment matters) of the Company and its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company and its Subsidiaries.

                  (r) Guaranties. None of the Company or its Subsidiaries is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

                  (s) Certain Business Relationships with the Company and Its Subsidiaries. None of the Company's Affiliates has been involved in any business arrangement or relationship with any of the Company or its Subsidiaries within the past twelve (12) months, and none of the Company's Affiliates owns any asset, tangible or intangible, which is used in the business of any of the Company or its Subsidiaries.

                  (t) Capitalization, Etc.

                        (i) The authorized capital stock of the Company consists of 50,000,000 shares of common stock, no par value, 16,000,000 shares of which have been issued and are outstanding, 4,000,000 shares of which have been reserved for issuance pursuant to the Company's employee stock option plan and 1,000,000 additional shares of which are contemplated to be reserved for issuance pursuant to the Company's employee stock option plan.

                        (ii) All of the Company's outstanding shares of Common Stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) have been issued in compliance with all applicable securities laws and other applicable legal requirements.

                        (iii) Except as set forth in Section 3.1(t) of the Disclosure Schedule, there are no:

                              (A) outstanding derivative securities;

                              (B) contracts, agreements or other arrangements
            under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any derivative securities; or

                              (C) conditions or circumstances that would
            directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

                        (iv) The Company has never repurchased, redeemed or otherwise reacquired (and has not agreed, committed or offered (in writing or otherwise) to reacquire) any shares of its capital stock or any derivative securities.

                  (u) Real Property; Leases. The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Section 3.1(u) of the Disclosure Schedule. Section 3.1(u) of the Disclosure Schedule accurately and completely describes the premises covered by said leases and the facilities located on such premises. The Company enjoys peaceful and undisturbed possession of such premises. All leases to which the Company is a party are valid, binding and enforceable in accordance with their respective terms and are in full force and effect; there are no material existing defaults by the Company or the other party thereunder, and no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder.

                  (v) Environmental Matters. The Company is in compliance with all applicable Environmental Health and Safety Requirements. The Company has not received any notice or other communication (in writing or otherwise) that alleges that the Company is not in compliance with any Environmental Health and Safety Requirements and to the Company's Knowledge there are no circumstances that are reasonably likely to prevent or interfere with the Company's compliance with any Environmental Health and Safety Requirements in the future.

                  (w) Sale of Products; Performance of Services. To the Knowledge of the Company, no distributor, customer, end-user, consumer or other Person has ever asserted or threatened to assert any material claim against the Company (i) under or based upon any warranty provided by or on behalf of the Company, or (ii) relating to any product sold by the Company or any services performed by the Company. No event has occurred, and no condition or circumstance exists, that could (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

                  (x) Full Disclosure.

                        (i) None of the representations and warranties of the Company in this Agreement (including the Disclosure Schedule) contains or will contain as of the Closing Date any untrue statement of material fact or omits or will omit as of the Closing Date to state any fact necessary to make any of the representations, warranties or statements contained therein not misleading. To the extent such representations permit omission of items otherwise required to be discussed because they are not material or do not or would not have Adverse Consequences, such omissions in the aggregate will not as of the Closing Date and do not have Adverse Consequences.

                        (ii) As of the date of this Agreement, the Company has provided the Buyer with full and complete access to all of the Company's records and other documents and data requested by it.

                        (iii) There is no fact within the Knowledge of the Company or its directors, officers or employees (other than publicly known facts or facts within the Knowledge of Buyer) that have Adverse Consequences.

                        (iv) All of the written information set forth in the Disclosure Schedule, and all other information regarding the Company and its business, condition, assets, liabilities, operation, financial performance, net income and prospects that has been furnished to Buyer or any of its representatives by or on behalf of Company or any of the Company's representatives, is accurate and complete in all material respects. The Company acknowledges and agrees that although Buyer may tender certain assistance to Company in the preparation of the Disclosure Schedule, the provision of such assistance shall not be deemed to constitute an admission by Buyer of the accuracy of the same or any basis for any modification of any covenant, representation or warranty of Company and Buyer contained in this Agreement.

                  (y) Customers and Suppliers. As of the date hereof, no customer that individually accounted for more than five percent (5%) of the Company's gross revenues during the 12-month period preceding the date hereof has notified the Company that it will stop, or decrease the rate of, buying services or products of the Company, or has at any time on or after December 31, 1998 decreased materially its purchase of the products of the Company. As of the date hereof, no supplier of the Company has notified the Company that it will stop, or decrease the rate of, supplying materials, products or services to the Company. The Company has not knowingly breached any contract with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

                  (z) Inventories. The inventories of the Company that are reflected in the Financial Statements consist of items that are usable or salable in the Ordinary Course of Business and do not include below-standard quality, damaged, defective or obsolete items the value of which has not been fully written down or with respect to which adequate reserves have not been provided, adjusted for operations and transactions through the Closing in accordance with the past custom and practice of the Company.

                  (aa) Financial Projections. The Company's business plan as heretofore provided to Buyer has been prepared by the Company based on the Company's good faith estimates (based on reasonable investigation) of the projected financial performance of the Company following the Closing and certain assumptions set forth therein, which assumptions the Company believes are reasonable. The Company has concluded after reasonable investigation that the assumptions and conclusions of the Company's business plan constitute reasonable estimates of the Company's actual performance. However, such estimates and projections are not guaranteed or warranted.

            3.2 Representations and Warranties of the Shareholder.

            The Shareholder represents and warrants to the Buyer that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2) with respect to itself, except as set forth in Annex II attached hereto.

                  (a) Authorization of Transaction. The Shareholder has full power and authority to execute and deliver this Agreement and the Investors Rights Agreement, and to perform its obligations hereunder and thereunder. Each of the Transactional Agreements constitutes the valid and legally binding obligation of the Shareholder, enforceable in accordance with their respective terms and conditions. The Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by the Transactional Agreements.

                  (b) Noncontravention. Neither the execution and the delivery of the Transactional Agreements, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Shareholder is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Shareholder is a party or by which it is bound or to which any of its assets is subject.

                  (c) Company Representations. To Shareholder's Knowledge and subject to the matters described in the Disclosure Schedule, the representations and warranties of the Company in Section 3.1 are true and correct in all material respects.

            3.3 Representations and Warranties of the Buyer.

            The Buyer represents and warrants to the Company and the Shareholder that the statements contained in this Section 3.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.3), except as set forth in Annex III attached hereto.

                  (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Investors Rights Agreement and to perform its obligations hereunder and thereunder. This Agreement and the Investors Rights Agreement constitute the valid and legally binding obligation of the Buyer, enforceable in accordance with their respective terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement or the Investors Rights Agreement.

                  (c) Noncontravention. Neither the execution and the delivery of this Agreement or the Investors Rights Agreement, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                  (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

                  (e) Investment. The Buyer (i) understands that the Company Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering,
(ii) is a sophisticated investor with knowledge and experience in business and financial matters, (iii) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Company Shares,
(iv) is able to bear the economic risk and lack of liquidity inherent in holding the Company Shares, and (v) is an Accredited Investor who is acquiring the Company Shares for investment purposes, for its own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and it has no present intention of selling, granting any participation in, or otherwise distributing the same.

      4. Pre-Closing Covenants.

            The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

            4.1 General.

            Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

            4.2 Notices and Consents.

            The Company and its Subsidiaries will give any notices to third parties and use its best efforts to obtain any third party consents, that the Buyer may reasonably request in connection with the matters referred to in
Section 3.1 above. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.1(b), Section 3.2(a) and Section 3.3(b) above.

            4.3 Operation of Business.

            The Company and its Subsidiaries will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Company will not
(a) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (b) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.1(i) above.

            4.4 Preservation of Business.

            The Company and its Subsidiaries will keep their business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

            4.5 Full Access.

            The Company and its Subsidiaries will permit representatives of the Buyer to have fall access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Company and its Subsidiaries. Information disclosed by the Company and its Subsidiaries to the Buyer or learned by the Buyer or its representatives from the access provided under this Section 4.5 shall be subject to Section 10.16.

            4.6 Notice of Developments.

            The Company and Shareholder will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 3.1 and Section 3.2 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this
Section 4.6, however, shall be deemed to amend or supplement Annex I, Annex II, or Annex III or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

            4.7 Exclusivity.

            None of the Company or Shareholder will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of control of a majority of any capital stock or other voting securities, or any substantial portion of the assets, of the Company and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Shareholder will not vote the Shareholder Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Company and Shareholder will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. This Section 4.7 shall terminate 60 days from the date of this Agreement.

      5. Post-Closing Covenants.

            5.1 General.

            In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7 below).

            5.2 Consultation.

            Buyer shall be entitled to reasonably consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will meet with Buyer from time to time at the Company's facilities at Buyer's expense at mutually agreeable times for such consultation and advice and to review progress in achieving said plans. The Company has no obligation to comply with any advice or directions from Buyer. Information disclosed to Buyer pursuant to this Section 5.2 will be subject to Section 10.16. The rights set forth in this Section 5.2 shall terminate upon the earlier of the following: (i) if at any time the Buyer ceases to own and control at least ten percent (10%) of the issued and outstanding capital stock of the Company; (ii) the closing of any initial public offering of the capital stock of the Company pursuant to an effective registration statement under the Securities Act; or (iii) the date the Company becomes subject to the reporting requirements of the Securities Exchange Act.

            5.3 Records.

            Buyer may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations, provided that access to confidential or proprietary information and facilities need not be provided. Information disclosed to or learned by the Buyer pursuant to this Section 5.3 is subject to Section 10.16. The rights set forth in this Section 5.3 shall terminate upon the earlier of the following: (i) if at any time the Buyer ceases to own and control at least ten percent (10%) of the issued and outstanding capital stock of the Company; (ii) the closing of an initial public offering of the capital stock of the Company pursuant to an effective registration statement under the Securities Act; or (iii) the date the Company becomes subject to the reporting requirements of the Securities Exchange Act.

            5.4 Observer Rights

            If Buyer is not represented on the Company's Board of Directors by an affiliate of Buyer, the Company shall give a representative of Buyer copies of all notices, minutes, consents and other material that the Company provides to its directors and the Company shall invite a representative of Buyer to attend all meetings of the Board of Directors in a non-voting observer capacity, except that Buyer may be excluded from access to any material or meeting or portion thereof if the Company believes, in good faith, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential or proprietary information, to protect the interests of the Company or for other similar reasons. Upon reasonable notice and at a scheduled meeting of the Board of Directors or such other time, if any, as the Board of Directors may determine in its sole discretion, such representative may address, subject to reasonable limitations, the Board of Directors with respect to Buyer's concerns regarding significant business issues facing the Company. Information disclosed to or learned by the Buyer pursuant to this Section 5.4 is subject to Section 10.16. The rights set forth in this Section 5.4 shall terminate upon the earlier of the following: (i) if at any time the Buyer ceases to own and control at least ten percent (10%) of the issued and outstanding capital stock of the Company; (ii) the closing of an initial public offering of the capital stock of the Company pursuant to an effective registration statement under the Securities Act; or (iii) the date the Company becomes subject to the reporting requirements of the Securities Exchange Act.

            5.5 Legends.

            To the extent applicable, each certificate or other document evidencing any of the Company Shares shall be endorsed with the legend set forth below, and Buyer covenants that, except for the transfer of shares pursuant to Rule 144, the removal of the legend set forth in this

Section 5.5 pursuant to Rule 144, the transfer or the distributions to any Affiliate, and to the extent such restrictions are waived by the Company, Buyer shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

            "THE SECURITIES REPRESENTED BY TIES CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED."

            5.6 Distribution and License Agreement.

            The Company and Buyer shall enter into a reciprocal Distribution and License Agreement in the form attached hereto as Exhibit "D".

            5.7 Further Actions. The Company shall, within 90 days after the Closing Date, provide to Buyer evidence of the Company's ownership of its Subsidiaries to Buyer's reasonable satisfaction.

      6. Conditions to Obligation to Close.

            6.1 Conditions to Obligation of the Buyer.

            The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) each of the representations and warranties set forth in Sections 3.1 and 3.2 above that is qualified by materiality shall be true and correct at and as of the Closing Date, and each of the representations and warranties set forth in Sections 3.1 and 3.2 above that is not so qualified shall be true and correct in all material respects at and as of the Closing Date;

                  (b) the Company and Shareholder shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (c) the Company and its Subsidiaries shall have procured all of the third party consents specified in Section 3.1 above;

                  (d) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own the Company Shares, or (iv) affect adversely the right of any of the Company and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (e) the Company Shares that are being purchased by the Buyer, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, nonassessable and free from rights of first refusal or other restrictions.

                  (f) the Company shall have delivered to the Buyer a certificate to the effect that the conditions specified above in Section 6.1(a)-(e) are satisfied in all respects;

                  (g) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties, including the Company's Subsidiaries, shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.1(b), Section 3.2(a), and Section 3.3(b) above;

                  (h) the Buyer shall have received from counsel to the Company an opinion in form and substance as set forth in Exhibit "B" attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                  (i) the Buyer shall have obtained on terms and conditions satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby;

                  (j) the Company and Shareholder shall have entered into and delivered an Investors Rights Agreement substantially in the form attached as Exhibit "C";

                  (k) the Company and the Buyer shall have entered into and delivered the Distribution and License Agreement substantially in the form attached as Exhibit "D"; and

                  (l) all actions to be taken by the Company and Shareholder in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

            The Buyer may waive any condition specified in this Section 6.1.

            6.2 Conditions to Obligation of the Company and Shareholder.

            The obligation of the Company and Shareholder to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) the representations and warranties set forth in Section
3.3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (b) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (c) no action, suit, or proceeding shall be pending wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (d) the Buyer shall have delivered to the Company a certificate to the effect that each of the conditions specified above in Section 6.2(a)-(c) is satisfied in all respects;

                  (e) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties, including the Company's Subsidiaries, shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.1(b), Section 3.2(a), and Section 3.3(b) above; and

                  (f) the Company and the Buyer shall have entered into and delivered the Distribution and License Agreement substantially in the form attached as Exhibit "D";

                  (g) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company and Shareholder.

            The Company and Shareholder may waive any condition specified in this Section 6.2.

      7. Remedies for Breaches of this Agreement.

            7.1 Survival of Representations and Warranties.

      All of the representations and warranties of the Parties contained in Sections 3.1(a) through (e) and 3.3 of this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect forever thereafter. The representations and warranties of the Company contained in Section 3.1(1) (with respect to taxes) shall survive the Closing hereunder and shall continue in full force and effect thereafter, as they relate to any taxable year of the Company, until sixty (60) days after the expiration of the statute of limitations applicable to the making of adjustments or assessments by any taxing authority as the same may be extended by the Company. All of the other representations, warranties and covenants of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect thereafter until two years from the Closing Date. Except as otherwise provided in the first sentence of this Section 7.1, after said survival period, all representations and warranties shall terminate, and no party shall have any Liability or obligation with respect to any representation or warranty under this Agreement, provided that once notice of any claim has been timely given, additional related claims arising out of substantially the same circumstances may be made at any time prior to the resolution of such claim (by means of a final, non-appealable judgment of a court of competent jurisdiction, a binding arbitration decision or a settlement approved by the parties involved) even if such resolution occurs after the expiration or termination date, if any, prescribed for such representation or warranty in this Section 7.1.

            7.2 Indemnification Provisions for Benefit of the Buyer.

                  (a) In the event that (i) the Company breaches any of its representations, warranties, and covenants contained herein, then the Company agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of or caused by such breach by the Company of any of its representations, warranties or covenants made herein, or (ii) the Shareholder breaches any of its representations, warranties, and covenants contained herein, then the Shareholder agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of or caused by such breach by the Shareholder of any of its representations, warranties or covenants made herein.

                  (b) In the event that a third party asserts any claim against the Company alleging that the Company has violated the Intellectual Property rights of such third party based on acts that occurred during the two year period following the Closing Date, then the Company agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of or caused by such third party claim.

                  (c) Notwithstanding the foregoing provisions of this Section 7.2, no indemnification shall be payable by the Company or the Shareholder with respect to any claim for breach of any representation, warranty or covenant made herein or claim by any third party until the total of such claims for indemnification shall exceed US$75,000 (the "Deductible"), in which event the Buyer shall be entitled to recover the amount of such claims in excess of the Deductible; and provided, further, that the aggregate liability of either the Company or the Shareholder for indemnification payable hereunder shall not exceed the amount of (i) the Purchase Price, plus (ii) reasonable attorneys' fees and expenses incurred by the Buyer in seeking indemnification under this
Section 7.

            7.3 Indemnification Provisions for Benefit of the Company and Shareholder.

            In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, then the Buyer agrees to indemnify each of the Company and Shareholder from and against the entirety of any Adverse Consequences they may suffer through and after the date of the claim for indemnification (including any Adverse Consequences they may suffer after the end of any applicable survival period) resulting from, arising out of or caused by the breach; provided, however, that no indemnification shall be payable by the Buyer with respect to any claim for breach of any representation, warranty or covenant made herein until the total of such claims for indemnification shall exceed US$75,000, in which event the Company and the Shareholder, as the case may be, shall be entitled to recover the amount of such claims in excess of the Deductible; and provided, further, that the aggregate liability of the Buyer for indemnification payable hereunder shall not exceed $1 million, except for any breach of Buyer's obligation to pay the Purchase Price under Section 2.

            7.4 Matters Involving Third Parties.

                  (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 7, then the

Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.4(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) In the event any of the conditions in Section 7.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of or caused by the Third Party Claim to the fullest extent provided in this Section 7.

            7.5 Determination of Adverse Consequences.

            The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 7.

            7.6 Recoupment Against Purchase Price.

                  (a) The Buyer shall have the option of recouping all or any part of any Adverse Consequences it may suffer (in lieu of seeking any indemnification to which it is entitled under this Section 7) at any time or from time to time by providing the Company with at least thirty (30) days' notice (a "Reduction Notice") of Buyer's intent to reduce the amount of Purchase Price due to the Company in the Second Distribution and the Final Distribution, together with all documentation and information reasonably necessary to substantiate Buyer's Adverse Consequences and Buyer's claim for satisfaction of such Adverse Consequences.

                  (b) On or prior to the thirtieth (30th) day following the delivery of a Reduction Notice, the Company may deliver to Buyer a written statement (a "Reduction Disputing Notice") setting forth with reasonable specificity any disagreement with any of the amounts contained in the Reduction Notice which could affect the necessity or amount of any reduction of the portion of the Purchase Price due to the Company in the Second Distribution and the Final Distribution. The sole basis for any disagreement with a Reduction Notice shall be either (i) that the Adverse Consequences claimed by Buyer do not give rise to a claim for indemnification under this Section 7 or (ii) that there has been an arithmetical error in adding the Adverse Consequences. If the Company does not submit a Reduction Disputing Notice on or prior to such thirtieth (30th) day, then the portion of the Purchase Price due to the Company in the Second Distribution and the Final Distribution shall be deemed to have been reduced for purposes of this Agreement in the amount set forth in the Reduction Notice. If the Company does submit a Reduction Disputing Notice on or prior to such thirtieth (30th) day, any amounts contained in such Reduction Notice which are not disputed by the Reduction Disputing Notice shall be deemed to have been finally determined for purposes of this Agreement.

                  (c) For a period of sixty (60) days, Buyer and the Company shall attempt to resolve in good faith any dispute or disagreement between a Reduction Notice and a Reduction Disputing Notice. Amounts contained on a Reduction Notice and resolved by such attempts shall be deemed to have been finally determined for purposes of this Agreement. After such sixty (60) day period, either party may commence legal proceedings to resolve any such dispute.

            7.7 Exclusive Remedy for Non-Intentional Violations.

            The foregoing indemnification provisions shall be the sole and exclusive remedy for claims relating to any breach of the representations, warranties and covenants made herein by the respective Parties with respect to the transactions contemplated herein. Notwithstanding the foregoing limitation, in the case of any intentional or knowing breach of the representations, warranties or covenants made by the respective Parties herein or intentionally fraudulent or tortious conduct ("Intentional Violations"), the indemnification provisions herein are in addition to, and not in derogation of, any statutory, equitable or common law remedy (including without limitation any such remedy arising under Environmental, Health and Safety Requirements) any Party may have with respect to the Buyer, the Company, its Subsidiaries or the transactions contemplated by this Agreement.

      8. Tax Matters.

            8.1 Certain Taxes.

            All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the sale of the Company Shares under this Agreement (including any gains tax or transfer tax imposed in state or subdivision), shall be paid by the Company when due, and the Company will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

      9. Termination.

            9.1 Termination of Agreement.

            Certain of the Parties may terminate this Agreement as provided below:

                  (a) the Buyer and the Company may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Company prior to the Closing if the Buyer is not satisfied with the results of its continuing business, legal, environmental, and accounting due diligence regarding the Company and its Subsidiaries;

                  (c) the Buyer may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (i) in the event any of the Company or the Shareholder has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Company or the Shareholder of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or
(ii) if the Closing shall not have occurred on or before August 31, 1999, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (d) the Company may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before August 31, 1999, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from any of the Company or the Shareholder themselves breaching any representation, warranty, or covenant contained in this Agreement).

            9.2 Effect of Termination.

            If any Party terminates this Agreement pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

      10. Miscellaneous.

            10.1 Press Releases and Public Announcements.

            No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Company; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

            10.2 No Third-Party Beneficiaries.

            This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

            10.3 Entire Agreement.

            This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

            10.4 Succession and Assignment.

            This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer, the Company and the Shareholder; provided, however, that the Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder), and
(c) assign any or all of its rights and interests hereunder in connection with any merger or sale of all or substantially all of its assets or capital stock. After the Closing and without any prior approval of any other Party, this Agreement may be assigned by any Party to any successor to its business or to any purchaser or transferee of substantially all of its assets; provided, however, that such assignment shall not be deemed to relieve the assigning Party of any of its obligations hereunder.

            10.5 Counterparts.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            10.6 Headings.

            The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            10.7 Notices.

            All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

             If to the Company:                   Copy to:
             Caldera Systems, Inc.                Parsons, Behle & Latimer
             240 West Center Street               1 South Main Street
             Orem, Utah 84057                     Suite 1800
             Attn: Ransom Love, President &       Salt Lake City, Utah 84145
                   Chief Executive Officer        Attn: Brent Christensen, Esq.

             If to the Shareholder:               Copy to:
             The Canopy Group, Inc.               Parsons, Behle & Latimer
             240 West Center Street               1 South Main Street
             Orem, Utah 84057                     Suite 1800
             Attn: Ray Noorda and Ralph Yarro     Salt Lake City, Utah 84145
                                                  Attn: Brent Christensen, Esq.

             If to the Buyer:                     Copy to:
             MTI Technology Corporation           Morrison & Foerster LLP
             4905 East La Palma Avenue            19900 MacArthur Boulevard
             Anaheim, California 92807            Irvine, California 92612
             Attn: Chief Financial Officer        Attn: Tamara Powell Tate, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

            10.8 Governing Law.

            This agreement is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

            10.9 Amendments and Waivers.

            No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the company and the Shareholder. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

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
            10.10 Severability.

            Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

            10.11 Expenses.

            Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

            10.12 Construction.

            The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

            10.13 Incorporation of Exhibits, Annexes, and Schedules.

            The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. However, the Distribution and License Agreement shall be deemed a separate and complete agreement and shall exist and be governed independent of this Agreement.

            10.14 Specific Performance.

            Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

            10.15 Submission to Jurisdiction.

            Each of the Parties submits to the jurisdiction of any state or federal court sitting in Orange County, California, in any action or proceeding arising out of or relating to this Agreement

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
and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10.7 above.

            10.16 Confidentiality.

            Each of the Parties and their respective representatives and employees shall keep strictly confidential and shall not disclose or use for any purpose other than this Agreement, any and all confidential and proprietary information ("Confidential Information") disclosed by any of the Parties (an "Informing Party") to any other Party (an "Informed Party") or learned by the Informed Party from the premises, properties, personnel, books, records (including Tax records), contracts, and documents to which it is given access. Each Party shall limit disclosure of Confidential Information to its representatives, financial advisors and employees on a need to know basis. The term "Confidential Information" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Informed Party or its representatives, (ii) was available to the Informed Party on a non-confidential basis prior to its disclosure to the Informed Party by the Informing Party or its representatives, or (iii) becomes available to the Informed Party on a non-confidential basis from a source other than the Informing Party or its representatives, provided, however, that such source is not bound by a confidentiality agreement with the Informing Party or its representatives. Each of the Parties shall ensure that its representatives and employees comply with this Section 10.16.

            10.17 California Corporate State Securities Law.

            THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR UTAH AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY
SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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
      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                     MTI TECHNOLOGY CORPORATION, a Delaware
                     corporation


                     By:  /s/ DALE R. BORD
                         ------------------------------------
                     Title: Chief Financial Officer



                     CALDERA SYSTEMS, INC., a Utah corporation



                     By: /s/ RANSOM H. LOVE
                        -------------------------------------
                     Title: President & CEO



                    THE CANOPY GROUP, INC., a Utah corporation



                     By: /s/ RALPH YARRO
                        -------------------------------------
                     Title: President & CEO


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